                                                                Exhibit 10.4


                              OSIRIS THERAPEUTICS, INC.

                             INVESTORS RIGHTS AGREEMENT

                                  ------------------

                                     May 25, 1994

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                    TABLE OF CONTENTS

                                                         Page
                                                         -----

l. Registration Rights                                    1

   1.1 Definitions                                        1
   1.2 Request for Registration                           2
   1.3 Company Registration                               4
   1.4 Obligations of the Company                         5
   1.5 Furnish Information                                6
   1.6 Expenses of Demand Registration                    6
   1.7 Expenses of Company Registration                   7
   1.8 Underwriting Requirements                          7
   1.9 Delay of Registration                              8
   1.10 Indemnification                                   8
   1.11 Reports Under Securities Exchange Act of 1934    10
   1.12 Form S-3 Registration                            11
   1.13 Assignment of Registration Rights                12
   1.14 [Reserved]                                       13
   1.15 Termination of Registration Rights               13

2. Covenants of the Company, Confidentiality             13

   2.1 Financial Statements and Other Information        13
   2.2 Inspection of Property                            15
   2.3 Right of First Offer                              15
   2.4 Positive Covenants                                17
   2.5 Termination of Certain Covenants                  18
   2.6 Confidentiality                                   18

3. Miscellaneous                                         19

   3.1 Successors and Assigns                            19
   3.2 Governing Law                                     19
   3.3 Counterparts                                      19
   3.4 Titles and Subtitles                              20
   3.5 Notices                                           20
   3.6 Expenses                                          20
   3.7 Amendments and Waivers                            20
   3.8 Severability                                      20
   3.9 Entire Agreement                                  20

                                       -i-

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                        INVESTORS' RIGHTS AGREEMENT
                        --------------------------


    THIS INVESTORS' RIGHTS AGREEMENT (the "Agreement") is made as of the 25th day of May, 1994, by and between Osiris Therapeutics, Inc., a Delaware corporation (the "Company"), Invesco Strategic Portfolios, Inc. - Health Sciences Portfolio ("ISP") and The Global Health Sciences Fund ("GHS") (ISP and GHS are referred to collectively herein as the "Investors" and sometimes individually as an "Investor").

                               RECITALS
                               --------

    WHEREAS, the Company and the Investors are parties to that certain Series C Preferred Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement");

    WHEREAS, it is a condition to the closing of the transactions contemplated by the Stock Purchase Agreement that the Company execute and deliver this Agreement; and

    WHEREAS, to induce the Investors to invest funds in the Company pursuant to the Stock Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors and certain other matters as set forth herein;

    NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

    1.  Registration Rights.  The Company covenants and agrees as follows:

    1.1 Definitions.  For purposes of this Section 1:

        (a) The term "Act" means the Securities Act of 1933, as amended.

        (b) The term "Common Stock" means shares of the common stock of the Company, par value $.001 per share.

        (c) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

        (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.13 hereof.



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        (e) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

        (f) The term "Series C Preferred Stock" means shares of the Company's Series C Convertible Preferred Stock, par value $.00l per share. The term "Series Cl Preferred Stock" means shares of the Company's Series Cl Convertible Preferred Stock, par value $.00l per share.

        (g) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

        (h) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series C Preferred Stock, (ii) the Common Stock issuable or issued upon conversion of the Series Cl Preferred Stock (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in clauses (i) or (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

        (i) The term "SEC" shall mean the United States Securities and Exchange Commission.

    1.2 Request for Registration.

        (a) If the Company shall receive at any time after the earlier of (i) four (4) years after the date of this Agreement or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating solely to the sale of securities to current or former employees, officers, advisors, consultants or directors of the Company or any subsidiary of the Company pursuant to a stock purchase plan or stock option or stock awards approved by the Board of Directors of the Company or a registration statement on Form S-4 or any similar successor form), a written request from the Holders of fifty percent (50%) of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least fifty percent (50%) of the Registrable Securities then outstanding, the Company shall:

             (i) within ten (10) days of the receipt thereof, give written notice, in accordance with Section 3.5 hereof, of such request to all Holders; and

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             (ii) file as soon as practicable, and in any event within sixty
(60) days of the receipt of such request, and to use its best efforts to cause to become effective as soon as practicable, a registration statement under the Act covering all Registrable Securities which the Holders request to be registered, subject to the limitations of Subsection 1.2(b).

        (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 1.2(a) and the Company shall include such information in the written notice referred to in Subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.
All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. Notwithstanding the foregoing, if the Company notifies the Initiating Holders by a writing delivered within ten (10) days of its receipt of the written request under Section 1.2(a) that the Company desires to sell shares pursuant to such registration statement, then the Holders of Registrable Securities shall not be deemed to have used one of their registrations under this Section 1.2, and such Holders shall have the rights provided in Section 1.3 with respect to such registration.

        (c) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

        (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

             (i) After the Company has effected two (2) registrations pursuant to this Section 1.2, excluding any registrations effected on Form S-3, and such registrations have been declared or ordered effective;

             (ii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below; or

             (iii) If the Company delivers to the Initiating Holders an opinion, in form and substance acceptable to such Initiating Holders, of counsel satisfactory to the Initiating Holders that the Registrable Securities requested to be registered by the Initiating Holders may be sold or transferred pursuant to Rule 144(k) of the Act.

    1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to current or former employees, officers, advisors, consultants or directors of the Company or any subsidiary of the Company pursuant to a stock purchase plan or stock option or stock awards approved by the Board of Directors of the Company, a registration on Form S-4 or any similar successor form, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after giving of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

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     1.4 Obligations of the Company.  Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

        (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to ninety (90) days or until the distribution contemplated in the Registration Statement has been completed, whichever first occurs; provided, however, that such ninety (90) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company, and provided further that in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended until the earlier of the date on which all such Registrable Securities are sold and one hundred eighty (180) days after the effective date of such registration statement.

        (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as, in the opinion of counsel to the Company, may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

        (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

        (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

        (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

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        (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

        (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

        (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

    1.5 Furnish Information.

        (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

        (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of Subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Subsection 1.2(a) or Subsection 1.12(b)(2), whichever is applicable.

    1.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section
1.2 or unless such withdrawal is based upon material adverse information relating to the Company that is different from information known to the Holders requesting registration at the time of their request.

    1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling Holders, but excluding underwriting discounts and commissions relating to Registrable Securities.

    1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of a Holder's securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the Holders and the holders of other securities entitled to be included in such underwriting under the terms of any registration rights agreement with the Company, according to the total amount of Registrable Securities or other such securities entitled to be included therein owned by each Holder and other holders or in such other proportions as shall be agreed to by a majority in interest of the Holders and such other holders); provided, however, that in the event that the Initiating Holders request a registration under Section
1.2 that is subsequently converted into a piggyback registration at the election of the Company, as provided in Section 1.2(b), then the number of Registrable Securities to be included in such a registration shall not be reduced unless all other securities to be sold other than for the Company's account are first entirely excluded from such registration.

    1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

    1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder participating in such registration, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, or otherwise insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, or the 1934 Act, and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld; and provided further, however, that the indemnity agreement contained in this Subsection 1.10(a) shall not apply to the extent claims made by a purchaser of Registrable Securities from a Holder are based upon any untrue statement, or alleged untrue statement, made in or omission, or alleged omission, from a preliminary prospectus if the Holder fails to comply with its prospectus delivery obligations under the Act with respect to an amendment or supplement to a prospectus, which amendment or supplement (x) shall have been filed by the Company with the Commission, (y) shall have been furnished to the Holder in a timely manner and in sufficient quantities, and
(z) shall not contain such statement, alleged statement, omission or alleged omission, and if such purchaser of Registrable Securities shall not otherwise have received a copy thereof at or prior to the written confirmation of such sale to such person.

         (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, however, that in no event shall any selling Holder's liability under this Subsection 1.10(b) exceed the proceeds received by such Holder from the offering (net of any underwriting discounts and commissions).

         (c) Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 1.10 except to the extent the indemnifying party was actually prejudiced by such failure.

         (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         (f) The obligations of the Company and Holders under this Section
1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

    1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

         (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

         (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

         (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the current public information condition of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements),
(ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

    1.12 Form S-3 Registration. In case the Company shall receive at any time after the completion of the first registration statement for a public offering of securities of the Company (other than a registration statement relating solely to the sale of securities to current or former employees, officers, advisors, consultants or directors of the Company or any subsidiary of the Company pursuant to a stock purchase plan or stock option or restricted stock awards approved by the Board of Directors of the Company or a registration statement on Form S-4 or a similar successor form), a written request from a Holder or Holders of Registrable Securities that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

         (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

         (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders propose to sell Registrable

Securities at an aggregate price to the public (net of any underwriting discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty
(120) days after receipt of the request of the Holder or Holders under this
Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has already effected two (2) registrations on Form S-3, or any equivalent successor form, for the Holders pursuant to this Section 1.12 within the twelve months preceding such request; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

         (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to this Section 1.12, including, without limitation, all registration, filing, qualification, printers' and accounting fees and the reasonable fees and disbursements of one (1) counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriting discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this
Section 1.12 shall not be counted as registrations effected pursuant to Sections 1.2 or 1.3.

         (d) The Company shall not be obligated to effect any registration pursuant to this Section 1.12 if the Company delivers to the Holders requesting registration under this Section 1.12 an opinion, in form and substance acceptable to such Holders, of counsel satisfactory to such Holders, that the Registrable Securities so requested to be registered may be sold or transferred pursuant to Rule 144(k) under the Act.

    1.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder, in the case of a Holder that is an investment company registered under the Investment Company Act of 1940, to another such investment company (a "Related Mutual Fund") that has the same investment advisor as the transferring investment company, without restriction or requirement as to number of shares, or to a transferee or assignee of such securities who, as a result of such assignment or transfer, acquires at least 750,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, combinations and similar events) (in any such case, a "Permitted Assignee"), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned;
(b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

    1.14 [Reserved]

    1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with a firm commitment underwritten offering of its securities to the general public resulting in gross proceeds to the Company of at least $7,500,000 and at a price per share to the public of at least $3.40 (as adjusted for stock splits, combinations and similar events) (a "Qualified Public Offering").

    2.   Covenants of the Company, Confidentiality.

    2.1 Financial Statements and Other Information. Except as otherwise set forth below in this Section 2.1, until the Company is subject to the reporting requirements of the 1934 Act, the Company will deliver to each of the Investors, for so long as such Investor holds any shares of the Company's Series C Preferred Stock or Series C1 Preferred Stock (or Common Stock issued upon conversion thereof):

         (a) as soon as available, but in any event within forty-five (45) days after the end of each quarterly accounting period in each fiscal year, unaudited consolidated statements of operations and consolidated cash flows of the Company and its subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and consolidated balance sheets of the Company and its subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, all such statements to be prepared in accordance with generally accepted accounting principles, consistently applied (except for the absence of notes and subject to normal year-end adjustments);

         (b) as promptly as possible (but in any event within one hundred twenty (120) days) after the end of each fiscal year, (i) consolidated statements of operations and a consolidated statement of cash flows of the Company and its subsidiaries for such fiscal year and consolidated balance sheets and statements of stockholders' equity of the Company and its subsidiaries as of the end of such fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by an unqualified opinion (except for qualifications regarding specified contingent liabilities) of an independent accounting firm selected by the Company's Board of Directors and (ii) to the extent not otherwise included in the audited annual financial statements delivered pursuant to the preceding clause (i), unaudited comparisons to budget and the preceding fiscal year;

         (c) prior to the end of each fiscal year, an annual budget (approved by the Board of Directors) prepared on a monthly, consolidated basis for the Company and its subsidiaries for the succeeding fiscal year (displaying detailed anticipated statements of operations and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets which the Company prepares and any revisions of such annual or other budgets;

         (d) promptly (and in any event within thirty (30) days) after the discovery or receipt of notice of any event or circumstance affecting the Company or its subsidiaries that is determined in good faith by the Company to be material to the Company and its subsidiaries, taken as a whole, a letter from the Chief Executive Officer or Chief Financial Officer of the Company specifying the nature and period of existence thereof and, in the case of material litigation, what actions the Company and its subsidiaries have taken and propose to take with respect thereto;

         (e) promptly after transmission thereof, copies of all financial statements, proxy statements, reports and any other written communications which the Company sends to its stockholders generally and copies of all regular, special or periodic reports which it files with the SEC or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public;

         (f) a notice specifying the terms of all sales of the Company's securities, promptly following the consummation thereof (other than issuances to officers, directors, advisors, employees or consultants approved by the Company's Board of Directors);

         (g) commencing in fiscal 1995, within fifteen (15) days after the end of each month, an income statement for such month and a balance sheet of the Company for and as of the end of such month, with comparisons to budget, together with such other business and financial data as may be reasonably requested by each Investor;

         (h) notice of the effectiveness under the Act of the registration covering the Company's initial public offering, such notice to be provided by telecopier immediately following the SEC's notification to the Company of such effectiveness; and

         (i) notice as to whether the Company continues to meet the active business requirements of Section 1202 of the Internal Revenue Code, such notice to be given (x) annually at the time of the delivery of the audited financial statements pursuant to paragraph (a) above, (y) promptly following the written request of an Investor and (z) at such time as facts come to the Company's attention that lead it to reasonably believe it no longer meets such requirements.

    Each of the financial statements referred to in this Section 2.1 will fairly present in all material respects the Company's consolidated financial position and results of operations as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the Company's financial condition, operating results or business prospects). The Company's obligation to provide to the Investors the materials described in Subsection
(e) above will continue after the Company is subject to the reporting requirements of the 1934 Act until the Investors no longer hold any shares of the Company's Series C Preferred Stock or Series C1 Preferred Stock (or Common Stock issued upon conversion thereof).

    2.2 Inspection of Property. Until the Company is subject to the reporting requirements of the 1934 Act, the Company will permit the Investors, or any representatives designated by either of the Investors, upon reasonable notice and during normal business hours and such other times as either of the Investors may reasonably request, to (i) visit and inspect any of the properties of the Company and its subsidiaries, (ii) examine the corporate and financial records of the Company and its subsidiaries and make copies thereof or extracts therefrom, (iii) discuss the affairs, finances and accounts of the Company and its subsidiaries with the directors, senior management and independent accountants of the Company and its subsidiaries, and (iv) consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts. The Company may, as a condition to any inspection or visit by an Investor or its representative pursuant to this Section 2.2, require such Investor or representative to execute and deliver a confidentiality agreement reasonably acceptable to the Company.

    2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Holder a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). A Holder shall be entitled to apportion the right of first offer hereby granted it among itself and its affiliates and, in the case of a Holder that is a registered investment company, among itself and its Related Mutual Funds, in such proportions as it deems appropriate.

    Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares") in a transaction the primary purpose of which (as determined in good faith by the Board of Directors of the Corporation) is to raise capital, the Company shall first make an offering of such Shares to each Holder in accordance with the following provisions:

         (a) The Company shall deliver a notice by certified mail ("Notice") to the Holders stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

         (b) By written notification received by the Company, within twenty
(20) calendar days after giving of the Notice, the Holder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series C Preferred Stock and Series C1 Preferred Stock then held, by such Holder bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all convertible securities) ("Pro Rata Share") plus up to a specified number of Shares not subscribed for by other Holders or other persons receiving the opportunity to subscribe for the Shares. The closing of the purchase and sale of the Shares subscribed for shall take place within thirty-five (35) days of the giving of the Notice. To the extent a Holder does not elect to purchase or obtain the full amount of its Pro Rata Share, the unsubscribed portion of such Holder's Pro Rata Share may be purchased or obtained by any other Holder or Holders, on a pro rata basis, at the price and on the terms specified in the Notice, provided that such purchase shall be consummated within such thirty-five (35) day period and provided further, however, that the Company shall not be required to provide any additional notice offering the unsubscribed Shares to the Holders.

         (c) If all Shares referred to in the Notice which Holders are entitled to purchase pursuant to Subsection 2.3(b) are not elected to be purchased as provided in Subsection 2.3(b) hereof, the Company may, during the one hundred (180) day period following the expiration of the period provided in Subsection 2.3(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon principal terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Holders in accordance herewith.

         (d) The right of first offer in this Section 2.3 shall not be applicable to

             (i) shares of Common Stock to be issued to current or former employees, officers, advisors, consultants or directors of the Company or its subsidiaries directly or pursuant to a stock purchase plan or stock option or stock awards approved by the Board of Directors of the Company;

             (ii) Common Stock issued or issuable upon conversion of the Company's Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Preferred Stock or Series C1 Preferred Stock or any other convertible securities issued in compliance with this Section 2.3; or

             (iii) Common Stock issued by the Company in connection with:
(x) the issuance of senior indebtedness to financial institutions, (y) equipment or other leases approved by the Board of Directors, (z) any acquisition of licenses or other rights, assets or technology from third parties or corporate partnering arrangements or acquisition of another entity, provided that in any such case such issuance is approved by the Board of Directors of the Company.

    2.4 Positive Covenants. So long as any shares of the Preferred Stock are outstanding, the Company agrees as follows:

         (a) The Company will retain independent public accountants of recognized national or regional standing who shall certify the Company's financial statements at the end of each fiscal year. In the event the services of the independent public accountants so selected, or any firm of independent public accountants hereafter employed by the Company, are terminated, the Company will promptly thereafter notify the Holders and will request the firm of independent public accountants whose services are terminated to deliver to the Holders a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company will promptly thereafter engage another firm of independent public accountants of recognized national or regional standing. In its notice to the Holders the Company shall state whether the change of accountants was recommended or approved by the Board of Directors of the Company or any committee thereof.

         (b) The Company will cause senior management personnel and key employees now or hereafter employed by it or any subsidiary to enter into an agreement with respect to proprietary information and inventions.

         (c) The Company's Board of Directors will meet at least once every fiscal quarter.

         (d) The Company shall, promptly following the date of this Agreement, obtain, and thereafter maintain in full force and effect, fire, casualty, workmen's compensation and liability insurance policies, with extended coverage, in such amounts and with such coverage as are carried by companies in a position similar to that of the Company.

         (e) The Company shall maintain in full force and effect key-man life insurance policies on the lives of each of Arnold Caplan and James Burns in the amount of at least $1,000,000. The Company shall promptly obtain, and thereafter maintain in full force and effect, a key-man life insurance policy on the life of Stephen Haynesworth in the amount of at least $1,000,000, provided that such insurance is available on commercially reasonable terms.

         (f) The Company shall promptly take all action necessary to reduce the number of authorized shares of its Series A Convertible Preferred Stock from 12,300,000 shares to 8,274,500 shares.

    2.5  Termination of Certain Covenants.  The covenants set forth in
Section 2.4 shall terminate and be of no further force or effect upon the consummation of a Qualified Public Offering.

    2.6  Confidentiality.

         (a) Each of the Investors agrees that any financial, legal, business or technical information disclosed to it by the Company or any of its representatives whether before or after the date hereof, shall be considered confidential and proprietary, if it is conspicuously labeled as "Confidential" or "Proprietary" or ,if disclosed orally, it is identified at the outset as confidential or proprietary or is identified as such in writing promptly after disclosure. The Investor shall not disclose such confidential information to any third party (other than its employees, agents, auditors, representatives and others who need to know such information and to representatives of regulatory agencies ("Authorized Recipients")), and shall hold such information in confidence and not use it other than for evaluating and monitoring its investment in the Company. Such confidential and proprietary information shall include, without limitation, marketing and sales information, commercialization plans and information such as patent applications, inventions, trade secrets, systems, methods, apparatus, designs, tangible material, and products and derivatives thereof if it is labeled or identified "confidential" as set forth above. Each Investor shall cause its respective Authorized Recipients to comply with the confidentiality and nonuse covenants and agreements of such

Investor and shall be responsible for any breach thereof by its Authorized Recipients.

         (b) The above obligations of confidentiality shall not be applicable to the extent:

             (i) such information is currently public knowledge or becomes public knowledge through no fault of an Investor or its Authorized Recipients;

             (ii) such information is in the possession of the Investor prior to the disclosure to it by the Company; or

             (iii) such information is rightfully acquired from a third party with no restrictions on its disclosure or use; or

             (iv) the Investor is legally compelled by an order of a court of competent jurisdiction to disclose such information to such court, but only after such Investor has given notice of such order; or

             (v) the Investor has received the express consent from an authorized officer of the Company to disclose or use such information.

    3.  Miscellaneous.

    3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Notwithstanding the foregoing, the rights contained in Sections 2.1 and 2.2 may not be assigned by an Investor to any party other than a Related Mutual Fund without the Company's prior written consent, which shall not be unreasonably withheld. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

    3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, disregarding Delaware principles of conflicts of laws which would otherwise provide for the application of the substantive laws of another jurisdiction.

    3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

    3.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five
(5) days after deposit with the United States Post Office or air courier in the case of non-U.S. parties, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

    3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

    3.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of two-thirds of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 3.7 shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

    3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

    3.9 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof.

    [The remainder of this page has been intentionally left blank.]

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       OSIRIS THERAPEUTICS, INC.

                                       By: /s/ James S. Burns
                                           -------------------------------
                                               James S. Burns, President

                                  Address: Wearn Building, 4th Floor
                                           11100 Euclid Avenue
                                           Cleveland, Ohio  44106
                                           Attn: President

                                  INVESTORS:
                                           INVESCO STRATEGIC PORTFOLIOS, INC. -
                                           HEALTH SCIENCES PORTFOLIO

                                       By: /s/ Glen A. Payne
                                           -------------------------------

                                       Name: Glen A. Payne
                                             ------------------------------
                                       Title: Secretary
                                             ------------------------------

                                  Address:  c/o Invesco Trust Company
                                            7800 East Union Avenue
                                            Suite 800
                                            Denver, Colorado  80237
                                            Attn: Director of Private Placements


                                  THE GLOBAL HEALTH SCIENCES FUND

                                       By: /s/ Glen A. Payne
                                           ------------------------------

                                       Name: Glen A. Payne
                                             ------------------------------
                                       Title: Secretary
                                             ------------------------------

                                  Address: c/o Invesco Trust Company
                                           7800 East Union Avenue
                                           Suite 800
                                           Denver, Colorado  80237
                                           Attn: Director of Private Placements

                               CO-SALE AGREEMENT

    This CO-SALE AGREEMENT (the "Agreement"), is made as of the 25th day of May, 1994, by and among Osiris Therapeutics, Inc., a Delaware corporation (the "Company"), James S Burns, Arnold I. Caplan, Eden L. Goldberg, Harriet
J. Goldberg; Jonathan L. Goldberg, Rebecca L. Goldberg, Victor M. Goldberg and Stephen E. Haynesworth (such persons are referred to individually herein as a "Founder" and collectively as the "Founders") Invesco Strategic Portfolios, Inc. - Health Sciences Portfolio ("ISP") and The Global Health Sciences Fund ("GHS") (ISP and GHS are referred to collectively herein as the "Investors" and sometimes individually as an "Investor").

    WHEREAS, the Company has agreed to sell, and the Investors have severally agreed to purchase, shares of the Company's Series C Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock") pursuant to a Stock Purchase Agreement dated as of the date hereof by and between the Company and the Investors (the "Stock Purchase Agreement");

    WHEREAS, the Series C Preferred Stock is convertible into shares of the Company's Common Stock, par value $.00l per share ("Common Stock");

    WHEREAS, the Founders own shares of the Company's Common Stock;

    WHEREAS, it is a condition to the closing of the transactions contemplated by the Stock Purchase Agreement that each of the Founders and the Company has executed and delivered this Agreement.

    NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

    l. Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

        (a) "Founder Shares" shall mean and include all shares of the Company's capital stock now owned or hereafter acquired by the Founders, including all other securities of the Company which may be issued to such Founders in exchange for or in respect of such shares (whether by way of stock split, stock dividend, combination, reclassification, reorganization, or any other means).

    (b) "Investors' Shares" shall mean and include all shares of the Company's capital stock now owned or hereafter acquired by the Investors, including all other securities of the Company which may be issued to the Investors in exchange for or in respect of such shares (whether by way of stock split, stock dividend, combination, reclassification, reorganization, or any other means).

    2. Prohibited Transfers. No Founder shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any of his or its Founder Shares except to the Company or in accordance with the terms of this Agreement, including Section 3 hereof. Notwithstanding the foregoing:
(i) a Founder may, following notice to the Company and the Investors, transfer all or any of his Founder Shares to another Founder (it being acknowledged and agreed that all such Founder Shares shall remain subject to the restrictions of this Agreement following such transfer); and (ii) a Founder may transfer all or any of his Founder Shares by way of gift to any member of his family or to any trust for the benefit of any such family member or the Founder, or by will or the laws of descent and distribution; provided that (A) the transferring Founder shall inform the Investors and the Company of such transfer or gift prior to effecting it and (B) the transferee or donee shall furnish the Company and the Investors with a written agreement to be bound by and comply with all provisions of this Agreement and any other applicable agreements to the same extent as if such transferee were the Founder. Such transferred Founder Shares shall remain "Founder Shares" hereunder, and such transferee or donee shall be treated as a "Founder", for purposes of this Agreement. As used herein, the word "family" shall include any spouse, lineal ancestor or descendant, brother or sister.

    3.  Right of Co-Sale Restricting Shares.

        (a) Right of Co-Sale in Favor of Investors.

            (1) Subject to any right of first refusal in favor of the Company, if any Founder proposes to sell or transfer any Founder Shares (whether or not subject to repurchase by the Company) by him in one or more related transactions, then, with the exception of a transfer or sale pursuant to Section 2 or Subsection 3(c)(1) hereof, such Founder shall promptly give written notice (the "Founder Notice") to the Investors and the Company at least twenty (20) days prior to the closing of such sale or transfer. The Founder Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Founder Shares to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

    (2) Each Investor that elects to participate in a sale of Founder Shares under this Section 3 (an "Investor

Participant") may sell all or any part of that number of Investors' Shares equal to the product obtained by multiplying (i) the aggregate number of Founder Shares covered by the Founder Notice by (ii) 16.8% in the case of GHS, and 18.2% in the case of ISP.

            (3) Each Investor Participant shall effect its participation in the sale by promptly delivering to the selling Founder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

                (i) at least the number of shares of Common Stock that such Investor Participant is entitled and elects to sell; or

                (ii) at least that number of shares of Series C Preferred Stock which is at such time convertible into the number of shares of Common Stock which such Investor Participant is entitled and elects to sell. In the alternative, the Founder may require the Investor Participant to sell its shares directly to the purchaser named in the Founder Notice. If the Founder so elects, he shall so indicate in the Founder Notice and shall assign to each Participating Investor so much of the Founder's interest in the agreement of sale as the Participating Investor shall be entitled and shall require the proposed purchaser to consent to such assignment, if necessary.

            (4) The stock certificate or certificates to be delivered by Investor Participant as specified in Subsection 3(a) (3) shall be transferred to the prospective purchaser upon consummation of the sale of the Founder Shares pursuant to the terms and conditions specified in the Founder Notice, and the selling Founder, unless he has made the election described in the preceding paragraph (3) shall concurrently therewith remit to such Investor Participant that portion of the sale proceeds to which such Investor Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from an Investor Participant, the selling Founder shall not sell to such prospective purchaser or purchasers any Founder Shares unless and until, simultaneously with such sale, the selling Founder shall purchase such shares or other securities from such Investor Participant. In addition, the Founder shall not be required to purchase any shares or remit any proceeds to a Participating Investor if the proposed sale fails to be consummated for any reason.

            (5) The Investors' exercise or non-exercise of the right to participate in one or more sales of Founder Shares made by a Founder shall not adversely affect their rights as to subsequent sales of Founder Shares subject to this Section 3(a).

            (6) Subject to the rights of the Investors that have elected to participate in the sale of Founder Shares, the selling Founder may, not later than sixty (60) days following delivery to the Company and each of the Investors of the Founder Notice, conclude a transfer of any or all of the Founder Shares covered by the Founder Notice on terms and conditions not materially more favorable to the Founder different from those described in the Founder Notice. Any proposed transfer on terms and conditions materially more favorable to the Founder than those described in the Founder Notice, as well as any subsequent proposed transfer of any of the Founder Shares by the selling Founder, shall again be subject to the co-sale rights of the Investors and shall require compliance by the Founder with the procedures described in this Section 3(a).

        (b) Termination of Right of Co-Sale. Notwithstanding anything in this
Section 3 to the contrary, the right of co-sale described in Section 3(a) shall terminate upon the earlier of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-l under the Act, covering the offer and sale of the Company's Common Stock to the general public resulting in gross proceeds to the Company of at least $7,500,000 and at a price per share to the public of at least $3.40 (as appropriately adjusted for stock splits, stock dividends, combinations, reclassifications and similar events) (a "Qualified Public Offering"); or (ii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company's capital stock for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary.

        (c) Exempt Transfers.

            (1) Notwithstanding the foregoing, the provisions of Section 3 shall not apply to the sale of any Founder Shares (i) to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Act; (ii) to the Company at cost; or (iii) in connection with the INVESTORS exercise of their co-sale right granted pursuant to Section 3(a) hereof.

            (2) This Section 3 shall in no manner limit the right of the Company to repurchase securities from a Founder, consultants, employees or directors pursuant to its repurchase rights set forth in applicable stock restriction, repurchase or other agreements.

        (d) Prohibited Transfers. Any attempt by a Founder to transfer Founder Shares in violation of Section 3 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares.

        (e) Assignabilitv of Rights.   The co-sale rights granted to the
Investors herein shall be assignable only (i) to an assignee or transferee who, as a result of such assignment, acquires at least 100,000 Investors, Shares (subject to adjustment for stock splits, stock dividends, combinations, reclassifications or similar events); or (ii) as to assignments by an Investor, to another Investor or to an investment company registered under the Investment Company Act of 1940 that has the same investment advisor as the transferring Investor. In the event of any such assignment, the applicable percentage specified in Section 3(a)(2)(ii) shall be allocated ratably between the Investor and its assignee or transferee.

        (f) Stock Split. All references to numbers of shares in this Section 3 shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

    4.  Term.  This Agreement shall terminate as set forth in Section 3(b).

    5. Equitable Remedies. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for any other party's failure to perform its obligations under this Agreement, each such party acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and all such parties shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

    6. Legend. Each certificate evidencing any of the Shares shall bear a legend substantially as follows:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE
     ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND
     MAY NOT BE SOLD, EXCHANGED, TRANSFERRED,
     PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED
     OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO
     ALL THE TERMS AND CONDITIONS OF A CERTAIN
     CO-SALE AGREEMENT DATED AS OF MAY 19, 1994, A
     COPY OF WHICH THE CORPORATION WILL FURNISH TO
     THE HOLDER OF THIS CERTIFICATE UPON REQUEST
     AND WITHOUT CHARGE."

    7. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five
(5) days after deposit with the United States Post Office or air courier in the case of non-U.S. parties, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other parties.

    8. Entire Agreement; Amendments. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the holders of at least two-thirds of the Common Stock issued or issuable upon conversion of the Series C Preferred Stock and the holders of a majority of the outstanding Founder Shares. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon each holder of any such securities at the time outstanding (including securities into which such securities are convertible), each future holder of such securities and the Company.

    9. Governing Law; Successors and Assigns. This Agreement shall be governed by and construed under the laws of the State of Ohio, disregarding any Ohio principles of conflicts of laws that would otherwise provide for the application of the substantive laws of another jurisdiction. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Series C Preferred Stock or any shares of Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    10. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

    11. Waivers. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

    12. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

    13. Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

    14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    [The remainder of this page has been intentionally left blank.]

    IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

                                  OSIRIS THERAPEUTICS, INC.

                                       By: /s/ James S. Burns
                                           ----------------------------------


                                       Title: President
                                              --------------------------------
                                       Address: Wearn Building,
                                                4th Floor
                                                11100 Euclid Avenue
                                                Cleveland, Ohio  44106
                                                Attn: President

                                       JAMES S. BURNS
                                       /s/ James S. Burns
                                       ---------------------------------------


                                       Address: c/o Osiris Therapeutics


                                       ARNOLD I. CAPLAN
                                       /s/ Arnold I. Caplan
                                       ---------------------------------------


                                       Address: CWRU


                                       EDEN L. GOLDBERG
                                       /s/ Victor M. Goldberg
                                       ---------------------------------------


                                       Address: Pursuant to power of attorney

                                       HARRIET J. GOLDBERG
                                       /s/ Victor M. Goldberg
                                       ---------------------------------------


                                       Address: Pursuant to power of attorney


                                       JONATHAN L. GOLDBERG
                                       /s/ Victor M. Golberg
                                       ---------------------------------------


                                       Address: Pursuant to power of attorney


                                       REBECCA L. GOLDBERG
                                       /s/ Victor M. Goldberg
                                       ---------------------------------------


                                       Address: Pursuant to power of attorney


                                       VICTOR M. GOLDBERG
                                       /s/ Victor M. Golberg
                                       ---------------------------------------


                                       Address:


                                       STEPHEN E. HAYNESWORTH
                                       /s/ Stephen E. Haynesworth
                                       ---------------------------------------


                                       Address:

                                  INVESCO STRATEGIC PORTFOLIOS,
                                  INC. - HEALTH SCIENCES PORTFOLIO

                                       By: /s/ Glen A. Payne
                                          ------------------------------------


                                       Name: Glen A. Payne
                                             ---------------------------------
                                       Title: Secretary
                                             ---------------------------------

                                       Address: c/o Invesco Trust Company
                                                7800 E. Union Avenue
                                                Suite 800
                                                Denver, Colorado  80237
                                                Attn: Director of
                                                Private Placements


                                  THE GLOBAL HEALTH SCIENCES FUND

                                       By: /s/ Glen A. Payne
                                          ------------------------------------


                                       Name: Glen A. Payne
                                             ---------------------------------
                                       Title: Secretary
                                             ---------------------------------

                                       Address:  c/o Invesco Trust Company
                                                 7800 E. Union Avenue
                                                 Suite 800
                                                 Denver, Colorado  80237
                                                 Attn: Director of
                                                 Private Placements

                                       May 25, 1994


Global Health Scientist Fund
Investco Strategic Portfolio Inc-Health Scientist
     Portfolio
c/o Investco Trust Company
7800 East Union Avenue
Suite 800
Denver, Colorado  80237

Gentlemen:

     As of the date hereof I have signed that certain Co-Sale Agreement among Osiris Therapeutics Inc., each of you, and certain other parties on behalf of my wife and my children pursuant to a Power of Attorney that I will obtain
from each of them promptly after the date hereof.   Prior to signing the
Co-Sale Agreement I have discussed the Power of Attorney with my wife and children and they are willing to sign a written Power of Attorney to evidence my authority to sign on their behalf.

                                       Sincerely,

                                       /s/ Victor M. Golberg
                                       ---------------------------------
                                           Victor M. Goldberg, M.D.


VMG/co